Exhibit 10.11

LTIP UNIT AGREEMENT (2017)

This LTIP Unit Agreement (this “Agreement”), dated as of          , 2017 (the “Grant Date”), is made by and between Workspace Property Trust, a Maryland real estate investment trust (the “Trust”), Workspace Property Trust, L.P., a Delaware limited partnership (the “Partnership”), and              (the “Participant”). Capitalized terms used herein and not defined shall have the meaning ascribed to them in the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”).

WHEREAS, the Partnership has determined that it would be to the advantage and in the best interest of the Trust to issue the Award (as defined below) to the Participant in recognition of the Participant’s services to the Trust and the Partnership in connection with the initial public offering of the Trust, and has advised the Trust thereof.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.                                      Issuance of Award. The Partnership hereby (a) issues to the Participant an award of             LTIP Units (the “Award”),  and (b) if not already a Partner, admits the Participant as a Partner of the Partnership on the terms and conditions set forth herein and in the Partnership Agreement.  The Partnership and the Participant acknowledge and agree that the LTIP Units are hereby issued to the Participant for the performance of services to or for the benefit of the Partnership in his or her capacity as a Partner, in anticipation of the Participant becoming a Partner,  or as otherwise determined by the Administrator.  Upon receipt of the Award, the Participant shall, automatically and without further action on his or her part, be deemed to be a party to, signatory of and bound by the Partnership Agreement.  At the request of the Partnership, the Participant shall execute the Partnership Agreement or a joinder or counterpart signature page thereto.  The Participant acknowledges that the Partnership may from time to time issue or cancel (or otherwise modify) LTIP Units in accordance with the terms of the Partnership Agreement.  The Award shall have the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein and in the Partnership Agreement.

2.                                      LTIP Units Subject to Partnership Agreement; Transfer Restrictions.

(a)                                 The Award and the LTIP Units are subject to the terms of the Partnership Agreement, including, without limitation, the restrictions on transfer of Units (including, without limitation, LTIP Units) set forth in Section 11.3 of the Partnership Agreement.  Any permitted transferee of the Award or LTIP Units shall take such Award or LTIP Units subject to the terms of this Agreement and the Partnership Agreement.  Any such permitted transferee must, upon the request of the Partnership, agree to be bound by the Partnership Agreement and this Agreement, and shall execute the same on request, and must agree to such other waivers, limitations, and restrictions as the Partnership or the Trust may reasonably require.  Any Transfer of the Award or LTIP Units which is not made in compliance with the Partnership Agreement and this Agreement shall be null and void and of no effect.

(b)                                 Prior to the two year anniversary of the date of this Agreement, without the consent of the Partnership (which it may give or withhold in its sole discretion), the Participant shall not sell, pledge, assign, hypothecate, transfer, or otherwise dispose of (collectively, “Transfer”) any LTIP Units or any portion of the Award attributable to such LTIP Units (or any securities into which such unvested LTIP Units are converted or exchanged), other than by will or pursuant to the laws of descent and distribution (the “Transfer Restrictions”);

provided, however, that the Transfer Restrictions shall not apply to any Transfer of LTIP Units or of the Award to the Partnership or the Trust.

3.                                      Vesting. Subject to the restriction on transfer set forth in Section 2(b) above, the LTIP Units shall be fully vested upon issuance.

4.                                      Covenants, Representations and Warranties. The Participant hereby represents, warrants, covenants, acknowledges and agrees on behalf of the Participant and his or her spouse, if applicable, that:

(a)                                 Investment.  The Participant is holding the Award and the LTIP Units for the Participant’s own account, and not for the account of any other Person.  The Participant is holding the Award and the LTIP Units for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities.

(b)                                 Relation to the Partnership.  The Participant is presently an executive officer and employee of, or consultant to, the Partnership, or is otherwise providing services to or for the benefit of the Partnership, and in such capacity has become personally familiar with the business of the Trust and the Partnership.

(c)                                  Access to Information.  The Participant has had the opportunity to ask questions of, and to receive answers from, the Partnership with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial conditions, and results of operations of the Partnership.

(d)                                 Registration. The Participant understands that the LTIP Units have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the LTIP Units cannot be transferred by the Participant unless such transfer is registered under the Securities Act or an exemption from such registration is available.  The Partnership has made no agreements, covenants or undertakings whatsoever to register the transfer of the LTIP Units under the Securities Act.  The Partnership has made no representations, warranties, or covenants whatsoever as to whether any exemption from the Securities Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 of the Securities Act, will be available.  If an exemption under Rule 144 is available at all, it will not be available until at least six (6) months from issuance of the Award and then not unless the terms and conditions of Rule 144 have been satisfied.

(e)                                  Public Trading.  None of the Partnership’s securities are presently publicly traded, and the Partnership has made no representations, covenants or agreements as to whether there will be a public market for any of its securities.

(f)                                   Tax Advice.  The Partnership has made no warranties or representations to the Participant with respect to the income tax consequences of the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Partnership or its representatives for an assessment of such tax consequences.  Participant hereby recognizes that the Internal Revenue Service has proposed regulations under Section 704 of the Code that may affect the proper treatment of the LTIP Units for federal income tax purposes.  In the event that those proposed regulations are finalized, the Participant hereby agrees to cooperate with the Partnership in amending this Agreement and the Partnership Agreement, and to take such other action as may be required, to conform to such regulations.  Participant hereby further recognizes that the U.S. Congress is considering legislation that would change the federal tax consequences of owning and disposing of LTIP Units.  The Participant is advised to consult with his or her own tax advisor with respect to such tax consequences and his or her ownership of the LTIP Units.

5.                                      Capital Account.  The Participant shall make no contribution of capital to the Partnership in connection with the Award and, as a result, the Participant’s Capital Account balance in the Partnership immediately after its receipt of the LTIP Units shall be equal to zero, unless the Participant was a Partner in the Partnership prior to such issuance, in which case the Participant’s Capital Account balance shall not be increased as a result of its receipt of the LTIP Units.

6.                                      Ownership Information.  The Participant hereby covenants that so long as the Participant holds any LTIP Units, at the request of the Partnership, the Participant shall disclose to the Partnership in writing such information relating to the Participant’s ownership of the LTIP Units as the Partnership reasonably believes to be necessary or desirable to ascertain in order to comply with the Code or the requirements of any other appropriate taxing authority.

7.                                      Taxes. The Partnership and the Participant intend that (i) the LTIP Units be treated as a “profits interest” as defined in Internal Revenue Service Revenue Procedure 93-27, as clarified by Revenue Procedure 2001-43, (ii) the issuance of such units not be a taxable event to the Partnership or the Participant as provided in such revenue procedure, and (iii) the Partnership Agreement and this Agreement be interpreted consistently with such intent. In furtherance of such intent, effective immediately prior to the issuance of the LTIP Units, the Partnership may revalue all Partnership assets to their respective gross fair market values, and make the resulting adjustments to the “Capital Accounts” (as defined in the Partnership Agreement) of the partners, in each case as set forth in the Partnership Agreement. The Trust, the Partnership or any Subsidiary may withhold from the Participant’s wages, or require the Participant to pay to such entity, any applicable withholding or employment taxes resulting from the issuance of the Award hereunder, from the vesting or lapse of any restrictions imposed on the Award, or from the ownership or disposition of the LTIP Units.

8.                                      Remedies.  The Participant shall be liable to the Partnership for all costs and damages, including incidental and consequential damages, resulting from a disposition of the Award or the LTIP Units which is in violation of the provisions of this Agreement. Without limiting the generality of the foregoing, the Participant agrees that the Partnership shall be entitled to obtain specific performance of the obligations of the Participant under this Agreement and immediate injunctive relief in the event any action or proceeding is brought in equity to enforce the same. The Participant will not urge as a defense that there is an adequate remedy at law.

9.                                      Restrictive Legends.  Certificates evidencing the Award, to the extent such certificates are issued, may bear such restrictive legends as the Partnership and/or the Partnership’s counsel may deem necessary or advisable under applicable law or pursuant to this Agreement, including, without limitation, the following legends or any legends similar thereto:

“The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Any transfer of such securities will be invalid unless a Registration Statement under the Securities Act is in effect as to such transfer or in the opinion of counsel for Workspace Property Trust, L.P. (the “Partnership”) such registration is unnecessary in order for such transfer to comply with the Securities Act.”

“The securities represented hereby are subject to transferability and other restrictions as set forth in (i) a written agreement with the Partnership and (ii) the Amended and Restated Agreement of Limited Partnership of the Partnership, in each case, as has been and as may in the future be amended (or amended and restated) from time to time, and such securities may not be sold or otherwise transferred except pursuant to the provisions of such documents.”

10.                               Restrictions on Public Sale by the Participant.  To the extent not inconsistent with applicable law, the Participant agrees not to effect any sale or distribution of the LTIP Units or any similar security of the Trust or the Partnership, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the fourteen (14) days prior to, and during the up to 180-day period beginning on, the date of the pricing of any public or private debt or equity securities offering by the Trust or the Partnership (except as part of such offering), if and to the extent requested in writing by the Partnership or the Trust in the case of a non-underwritten public or private offering or if and to the extent requested in writing by the managing underwriter or underwriters (or initial purchaser or initial purchasers, as the case may be) and consented to by the Partnership or the Trust, which consent may be given or withheld in the Partnership’s or the Trust’s sole and absolute discretion, in the case of an underwritten public or private offering (such agreement to be in the form of a lock-up agreement provided by the Trust, the Partnership, managing underwriter or underwriters, or initial purchaser or purchasers as the case may be).

11.                               Conformity to Securities Laws.  The Participant acknowledges that this Agreement is intended to conform to the extent necessary with all provisions of all applicable federal and state laws, rules and regulations (including, but not limited to the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation the applicable exemptive conditions of Rule 16b-3 of the Exchange Act) and to such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Partnership or the Trust, be necessary or advisable in connection therewith. Notwithstanding anything herein to the contrary, the Award of LTIP Units is made only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this Agreement and the Award shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

12.                               Code Section 409A.  To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of this Agreement. Notwithstanding any provision of this Agreement to the contrary, in the event that following the effective date of this Agreement, the Trust or the Partnership determines that the Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the effective date of this Agreement ), the Trust or the Partnership may adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect ), or take any other actions, that the Trust or the Partnership determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance; provided, however, that this Section 12 shall not create any obligation on the part of the Trust, the Partnership or any Subsidiary to adopt any such amendment, policy or procedure or take any such other action.

13.                               No Right to Continued Service.  Nothing in this Agreement shall confer upon the Participant any right to continue as a Service Provider of the Trust, the Partnership or any Subsidiary, or shall interfere with or restrict in any way the rights of the Trust, the Partnership or any Subsidiary, which rights are hereby expressly reserved, to discharge the Participant at any time for any reason whatsoever, with or without cause.

14.                               Redemption. Notwithstanding the contrary terms in the Partnership Agreement, Common Units which are acquired upon the conversion of the LTIP Units pursuant to Section 16.9 of the Partnership Agreement shall not, without the consent of the Partnership (which may be given or withheld in its sole discretion), be redeemed pursuant to Section 15.1 of the Partnership Agreement within twelve (12) months of the date of this Agreement.

15.                               Miscellaneous.

(a)                                 Clawback.  This Award shall be subject to any clawback or recoupment policy currently in effect or as may be adopted by the Trust or the Partnership, in each case, as may be amended from time to time.

(b)                                 Successors and Assigns. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto, including, without limitation, any business entity that succeeds to the business of the Trust or the Partnership.

(c)                                  Entire Agreement; Amendments and Waivers. This Agreement, together with the Partnership Agreement, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.  In the event that the provisions of such other agreement or letter conflict or are inconsistent with the provisions of this Agreement, the provisions of this Agreement shall control.  Except as set forth in Section 12 above, this Agreement may not be amended except in an instrument in writing signed on behalf of each of the parties hereto and approved by the Administrator. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

(d)                                 Survival of Representations and Warranties. The representations, warranties and covenants contained in Section 4 hereof shall survive the later of the date of execution and delivery of this Agreement or the issuance of the Award.

(e)                                  Severability.  If for any reason one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

(f)                                   Titles.  The titles, captions or headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

(g)                                  Counterparts.  This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile (including, without limitation, transfer by .pdf), and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

(h)                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland applicable to contracts entered into and wholly to be performed within the State of Maryland by Maryland residents, without regard to any otherwise governing principles of conflicts of law that would choose the law of any state other than the State of Maryland.

(i)                                     Notices. Any notice to be given by the Participant under the terms of this Agreement shall be addressed to the General Counsel of the Trust at the Trust’s address set forth in Exhibit A attached hereto.  Any notice to be given to the Participant shall be addressed to him or her at the Participant’s then current address on the books and records of the Trust.  By a notice given pursuant to this Section 15(i), either party may hereafter designate a different address for notices to be given to him or her. Any notice which is required to be given to the Participant shall, if the Participant is then deceased, be given to the Participant’s personal representative if such representative has previously informed the Trust of his or her status and address by written notice under this Section 15(i) (and the Trust shall be entitled to rely on any such notice provided to it that it in good faith believes to be true and correct, with no duty of inquiry). Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed as set forth above or upon confirmation of delivery by a nationally recognized overnight delivery service.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

WORKSPACE PROPERTY TRUST,
a Maryland real estate investment trust, both on behalf of itself and on behalf of, and in its capacity as General Partner of, Workspace Property Trust, L.P.

By:
Name:
Title:

The Participant hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement.

Exhibit A

Notice Address

Trust Address